UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 8, 2010

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH  45202

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2010, The Kroger Co. (the “Company”) executed a Credit Agreement (the “Credit Agreement”) among the Company, the initial lenders named therein, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, and The Royal Bank of Scotland plc, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents.  The Company entered into the Credit Agreement to replace its existing credit facility.  The Credit Agreement provides for a $2.0 billion unsecured revolving credit facility. The Company has the ability to increase the size of the facility by up to an additional $500 million, subject to certain conditions.   Unless extended, the Credit Agreement will terminate and all amounts outstanding thereunder will be due and payable on May 15, 2014.  Certain parties to the Credit Agreement, and affiliates of those parties, provide banking, investment banking and other financial services to the Company from time to time. A copy of the Credit Agreement is attached hereto as Exhibit 99.1.

1.02 Termination of a Material Agreement.

On November 8, 2010, in connection with the entry into the Credit Agreement described in Item 1.01, the Company terminated and replaced its Five-Year Credit Agreement dated November 15, 2006, among the Company, the initial lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent and as paying agent, Citibank, N.A., as administrative agent, and Bank of America, N.A., The Royal Bank of Scotland plc, Union Bank of California, N.A., and The Bank of Tokyo-Mitsubishi, UFJ, Ltd., Chicago Branch, as co-syndication Agents.  The Five-Year Credit Agreement providing for a $2.5 billion unsecured credit facility, had a termination date of November 15, 2011, and was filed as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 22, 2010.

Section 9 — Financial Statements and Exhibits

Item 9.01                                                 Financial Statements and Exhibits.

(d)                                 Exhibits.

Credit Agreement dated November 8, 2010, among The Kroger Co., the initial lenders named therein, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, and The Royal Bank of Scotland plc, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

November 8, 2010	By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President,
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1

Credit Agreement dated November 8, 2010, among The Kroger Co., the initial lenders named therein, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, and The Royal Bank of Scotland plc, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents.